EXHIBIT 23.1 - CONSENT OF KMPG PEAT MARWICK


                     Consent of Independent Auditors


The Stockholders and Board of Directors
The Gillette Company:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                   KPMG Peat Marwick


Boston, Massachusetts
August 5, 1994